EXHIBIT 1


                                                     CONFORMED COPY

          AGREEMENT AND PLAN OF MERGER

                    THIS AGREEMENT AND PLAN OF MERGER, dated as of May 3, 1995, is by and among Marion Merrell Dow Inc., a Delaware corporation (the "Company"), The Dow Chemical Company, a Delaware corporation ("DCC"), Hoechst Corporation, a Delaware corporation ("Parent"), and H Pharma Acquisition Corp., a Delaware corporation ("Acquisition").

                    WHEREAS, the Boards of Directors of Parent,
          Acquisition, DCC and the Company have each approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement;

                    WHEREAS, in furtherance thereof, upon the terms and subject to the conditions of this Agreement, (i) Acquisition would be merged (the "Merger") with and into the Company in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and (ii) each share of common stock, par value $0.10 per share, of the Company (the "Shares"), issued and outstanding immediately prior to the Effective Time (as defined herein) would, except as otherwise expressly provided herein, be converted into the right to receive the Merger Consideration (as defined herein); and

                    WHEREAS, simultaneously with the execution and delivery hereof, Parent, Acquisition, DCC, RH Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of DCC ("RHAC"), and Dow Holdings Inc., a Delaware corporation and a wholly owned subsidiary of DCC ("DHI" and, collectively with DCC and RHAC, "Dow") are entering into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which Dow has agreed, among other things, to sell to Acquisition all of the 196,865,790 Shares held by Dow (the "Dow Shares").

                    NOW, THEREFORE, in consideration of the
          foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, DCC, Parent and Acquisition hereby agree as follows.

                                  ARTICLE I

                                  THE MERGER

                    Section 1.1 The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and Delaware Law, Acquisition shall be merged with and into the Company, whereupon the separate corporate existence of Acquisition shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). At Acquisition's option, subject to Section 9.2 hereof, the Merger may be structured so that any direct subsidiary of Parent other than Acquisition is merged with and into the Company. In the event of such election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

                    Section 1.2 Effective Time; Closing. As soon as practicable after the satisfaction or waiver of the conditions set forth in Article VII, the parties hereto will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware Law in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver of the conditions set forth in Article VII. The date on which the Closing occurs is referred to herein as the "Closing Date".

                    Section 1.3 Effects of the Merger; Subsequent Actions. (a) The Merger shall have the effects set forth in Delaware Law. Without limiting the generality of the foregoing, and subject thereto and any other applicable laws, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation, and all debts, liabilities, restrictions, disabilities and duties of the Company and Acquisition shall become the debts, liabilities, restrictions, disabilities and duties of the Surviving Corporation.

                         (b)  If, at any time after the Effective
          Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquisition acquired or to be acquired by the Surviving Corporation as a result of or in connection with the Merger, or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition, all such deeds, bills of sale, assignments, assumption agreements and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets of the Surviving Corporation or otherwise to carry out this Agreement.

                    Section 1.4 Certificate of Incorporation and By-Laws. (a) The Certificate of Incorporation of Acquisition in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law; provided that the name of the Surviving Corporation as set forth in its Certificate of Incorporation shall be changed to a new name to be determined by Acquisition prior to the Effective Time.

                         (b)  The By-Laws of Acquisition in effect
          at the Effective Time shall be the By-Laws of the Surviving Corporation until amended in accordance with applicable law.

                    Section 1.5  Directors.  The directors of
          Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly elected and qualified.

                    Section 1.6  Officers.  The officers of the
          Company at the Effective Time, and any additional individuals designated by Parent, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation and until his or her successor is duly appointed and qualified.

                    Section 1.7  Conversion of Shares.  At the
          Effective Time, by virtue of the Merger and without any action on the part of Parent, Acquisition, the Company or the holder of any of the following securities:

                         (a)  Each Share issued and outstanding
          immediately prior to the Effective Time (other than Shares to be cancelled pursuant to Section 1.7(b) hereof and Dissenting Shares (as hereinafter defined)), shall by virtue of the Merger and without any action on the part of the holder thereof be converted into the right to receive the Merger Consideration (as defined below), without interest thereon. As used herein, "Merger Consideration" means the sum (rounded up to the nearest $0.01) of $25.75 in cash plus an Additional Contingent Amount (as defined below); provided, that the Additional Contingent Amount shall be payable only if Acquisition, Parent or their affiliates purchase the Dow Shares at least one (1) day prior to the Effective Time. As used herein, "Additional Contingent Amount" means a cash amount equal to $0.25 multiplied by a fraction (i) the numerator of which shall be the number of whole days from the record date for the regular quarterly cash dividend on the Shares next preceding the date on which the Effective Time occurs (excluding such record date) to and including the date on which the Effective Time occurs and
          (ii) the denominator of which shall be the number of whole days in the full quarter during which the Effective Time occurs.

                         (b)  Each Share which is issued and
          outstanding immediately prior to the Effective Time and owned by Parent or Acquisition or any direct or indirect subsidiary of Parent or Acquisition, or which is held in the treasury of the Company or any of its subsidiaries, shall be cancelled and retired and no payment of any consideration shall be made with respect thereto.

                         (c)  Each share of Common Stock, par value
          $0.01 per share, of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, par value $0.01 per share, of the Surviving Corporation.

                    Section 1.8 Company Plans. (a) Effective as of the Effective Time, each outstanding option (including any related stock appreciation right)(an "Employee Option") issued, awarded or granted pursuant to the Company's 1992 Incentive Compensation Plan, the 1985 Associate Stock Option Plan or the Non-Qualified Employee Stock Option Plan (the "Company Plans") to purchase Shares shall be eliminated by the Company, and each holder of an eliminated Employee Option shall be entitled to receive from the Company (or, at Parent's option, any subsidiary of the Company) in consideration for the elimination of such Employee Option an amount in cash (less applicable withholding Taxes (as defined in Section
          3.10 hereof)) equal to the product of (i) the number of Shares previously subject to such Employee Option and
          (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such Employee Option; provided, that each Employee Option the exercise price per Share of which is equal to or greater than the Merger Consideration shall be eliminated in consideration for a cash payment equal to the product of $0.01 multiplied by the number of Shares previously subject to such Employee Option.

                         (b)  Each outstanding performance share
          ("Performance Share") granted under the Company's 1992 Incentive Compensation Plan (the "Incentive Plan") shall become fully vested in accordance with the terms of the Incentive Plan and, effective as of the Effective Time, shall, unless theretofore paid and eliminated in accordance with the terms thereof, be eliminated by the Company, and each holder of an eliminated Performance Share shall be entitled to receive from the Company (or, at Parent's option, any subsidiary of the Company) an amount in cash (less applicable withholding Taxes) equal to the product of (i) the Merger Consideration and (ii) the number of Performance Shares previously held by such holder.

                    Section 1.9  Stockholders' Meeting.  The
          Company, acting through its Board of Directors (the
          "Board"), shall in accordance with applicable law as soon as practicable following the date hereof:

                              (i)  subject to applicable law,
               duly call, give notice of, convene and hold an annual or special meeting of its stockholders (the "Stockholders' Meeting") for the purpose of considering and taking action upon this Agreement;

                             (ii)  subject to the fiduciary
               duties of the Board under applicable law, include in the Proxy Statement (as defined in Section 3.7) the recommendation of the Board that stockholders of the Company vote in favor of adoption of this Agreement and the transactions contemplated hereby; and

                            (iii)  subject to the fiduciary
               duties of the Board under applicable law, use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby.

                    At such meeting, each of DCC, Parent and Acquisition will vote (and will cause each of their respective affiliates to vote) all Shares owned by it (or their respective affiliates) in favor of adoption of this Agreement and the transactions contemplated hereby.

                                  ARTICLE II

                    DISSENTING SHARES; EXCHANGE OF SHARES

                    Section 2.1  Dissenting Shares.
          Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such Shares in accordance with Section 262 of Delaware Law ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration unless such holder fails to perfect or withdraws or otherwise loses his right to appraisal. If, after the Effective Time, such holder fails to perfect or withdraws or loses his right to appraisal, such Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration without interest thereon. The Company shall give Acquisition prompt notice of any demands received by the Company for appraisal of Shares, and, prior to the Effective Time, Acquisition shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Acquisition, make any payment with respect to, or settle or offer to settle, any such demands.

                    Section 2.2  Exchange of Certificates.
          (a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as paying agent (the "Paying Agent") in effecting the exchange for the Merger Consideration of certificates (the "Certificates") that, prior to the Effective Time, represented Shares. Upon the surrender of each such Certificate formerly representing Shares, together with a properly completed letter of transmittal, the Paying Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of Shares formerly represented by such Certificate, in exchange therefor, and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate (other than Certificates representing Dissenting Shares or Shares held by Parent, Acquisition or the Company, or any direct or indirect subsidiary thereof) shall represent solely the right to receive the Merger Consideration. No interest shall be paid or accrue on the Merger Consideration. If the Merger Consideration (or any portion thereof) is to be delivered to any person other than the person in whose name the Certificate formerly representing Shares surrendered in exchange therefor is registered, it shall be a condition to such exchange that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such exchange shall pay to the Paying Agent any transfer or other Taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not applicable.

                         (b)  Prior to the Effective Time, Parent
          or Acquisition shall deposit, or cause to be deposited, in trust with the Paying Agent the Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to Section 1.7(a) hereof; provided that no such deposit shall relieve Parent of its obligation to pay the Merger Consideration pursuant to
          Section 1.7(a).

                         (c)  The Merger Consideration shall be
          invested by the Paying Agent, as directed by Parent, provided such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation, or certificates of deposit issued by a commercial bank having at least $1,000,000,000 in assets; provided, that no loss on investment made pursuant to this Section 2.2(c) shall relieve Parent or Acquisition of its obligation to pay the Merger Consideration pursuant to Section 1.7(a).

                         (d)  Promptly following the date which is
          six months after the Effective Time, the Paying Agent shall deliver to Parent all cash and documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a Share may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefor the Merger Consideration, without any interest thereon.

                         (e)  Promptly after the Effective Time,
          the Paying Agent shall mail to each record holder of Certificates that immediately prior to the Effective Time represented Shares a form of letter of transmittal and instructions for use in surrendering such Certificates and receiving the Merger Consideration in exchange therefor.

                         (f)  After the Effective Time, there shall
          be no transfers on the stock transfer books of the Surviving Corporation of any Shares. If, after the Effective Time, Certificates formerly representing Shares are presented to the Surviving Corporation or the Paying Agent, they shall be cancelled and exchanged for the Merger Consideration, as provided in this Article II, subject to applicable law in the case of Dissenting Shares.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company represents and warrants to Parent and Acquisition as follows:

                    Section 3.1  Organization and Qualification;
          Subsidiaries. (a) Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not, individually or in the aggregate, have a material adverse effect on the business, results of operations (on an annualized basis) or financial condition of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"). Without limiting the generality of the foregoing definition of "Material Adverse Effect", such definition shall specifically include adverse consequences to earnings or financial condition in excess of $75 million to the Company and its subsidiaries, taken as a whole, but shall specifically exclude adverse consequences to earnings and financial condition of $75 million or less unless such adverse consequences also constitute a material adverse effect on the business, results of operations (on an annualized basis) or financial condition of the Company and its subsidiaries, taken as a whole. "Material Adverse Effect" shall not mean or include any of the events set forth on Schedule 3.1(a) or any of the transactions effected pursuant to this Agreement.

                         (b)  Each of the Company and its
          subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction (including any foreign country) in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

                         (c)  The Company has heretofore furnished
          or made available to Parent complete and correct copies of the Company's Restated Certificate of Incorporation and By-Laws and the equivalent organizational documents of each of its subsidiaries, each as amended to the date hereof, as requested by Parent. Such Restated Certificate of Incorporation, By-Laws and equivalent organizational documents are in full force and effect. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation or By-Laws and no subsidiary of the Company is in violation of any of the provisions of such subsidiary's equivalent organizational documents.

                         (d)  The Company has heretofore furnished
          or made available to Parent a complete and correct list of the subsidiaries of the Company, which list sets forth the amount of capital stock of or other equity interests in such subsidiaries owned by the Company, directly or indirectly. Except as set forth in Schedule 3.1(d), no entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its subsidiaries, taken as a whole.

                    Section 3.2 Capitalization of the Company and its Subsidiaries. The authorized capital stock of the Company consists of (i) 350,000,000 Shares of which, as of April 28, 1995, 277,097,048 Shares were issued and outstanding (including 1,992,600 Shares subject to restrictions issued pursuant to employee benefit plans of the Company and its subsidiaries or otherwise) and (ii) 8,000,000 shares of Preferred Stock, par value $1.00 per share, of which, as of April 28, 1995, 2,769,670 shares of Series A ESOP Convertible Preferred Stock (the "Series A Preferred Shares") were issued and outstanding. All outstanding shares of capital stock of the Company have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of April 28, 1995, Employee Options to purchase an aggregate of 22,213,415 Shares were outstanding and the weighted average exercise price of such Employee Options was $22.86 per Share. As of April 28, 1995, 2,769,670 Shares were reserved for issuance upon conversion of the Series A Preferred Shares. Each Series A Preferred Share is convertible into one Share. Except as set forth above or in Schedule 3.2, and except as a result of the exercise of Employee Options outstanding as of April 28, 1995, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company,
          (iii) no options, subscriptions, warrants, convertible securities, calls or other rights to acquire from the Company, and no obligation of the Company to issue, deliver or sell any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company and (iv) no equity equivalents, performance shares, interests in the ownership or earnings of the Company or other similar rights issued by the Company (collectively, "Company Securities"). Except as set forth on Schedule 3.2 or as contemplated by this Agreement, there are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities, other than the Company's obligations hereunder and under the Restated Certificate of Incorporation of the Company to redeem the Series A Preferred Shares. Except as set forth in Schedule 3.2, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable and is directly or indirectly owned by the Company, free and clear of all security interests, liens, claims, pledges, charges, voting agreements or other encumbrances of any nature whatsoever (collectively, "Liens"). Except as set forth in Schedule 3.2, there are no existing options, calls or commitments of any character relating to the issued or unissued capital stock or other equity securities of any subsidiary of the Company.

                    Section 3.3  Authority Relative to this
          Agreement; Fairness Opinion. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Board, at a meeting duly called and held on May 3, 1995, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the stockholders of the Company (other than DCC, Parent, Acquisition or their affiliates), (ii) approved this Agreement and the transactions contemplated hereby, including the Merger,
          (iii) resolved, subject to their fiduciary duties under applicable law, to recommend that the stockholders of the Company approve and adopt this Agreement and the Merger and (iv) resolved to redeem, effective immediately prior to the Merger, all of the outstanding Series A Preferred Shares. Lehman Brothers Inc. ("Lehman Brothers") has delivered to the Board its written opinion dated May 3, 1995 to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares (other than DCC, Parent, Acquisition or their affiliates) pursuant to the Merger is fair to such holders from a financial point of view. As of the date hereof, the Company has been authorized by Lehman Brothers to permit the inclusion of such fairness opinion in the Proxy Statement referred to in Section 3.7. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares and Series A Preferred Shares (voting together as a single class) and the filing of the appropriate merger documents as required by Delaware
          Law). The Board has taken all action necessary with respect to the transactions contemplated hereby and by the Stock Purchase Agreement so as to render inapplicable to such transactions, including, without limitation, the Merger and the purchase of Shares pursuant to the Stock Purchase Agreement, the restrictions on business combinations contained in Section 203 of the Delaware Law and the supermajority voting requirements contained in Article Fifteenth of the Company's Restated Certificate of Incorporation. This Agreement has been duly and validly executed and delivered by the Company and, assuming it constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms.

                    Section 3.4  Non-Contravention; Required
          Filings and Consents.  (a) Except as set forth in
          Schedule 3.4, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not (i) contravene or conflict with the Restated Certificate of Incorporation or By-Laws of the Company or the equivalent organizational documents of any of its subsidiaries; (ii) assuming that all consents, authorizations and approvals contemplated by subsection
          (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company, any of its subsidiaries or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which the Company or any of its subsidiaries is entitled under any provision of any agreement, contract, license or other instrument binding upon the Company, any of its subsidiaries or any of their respective properties, or allow the acceleration of the performance of, any obligation of the Company or any of its subsidiaries under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which would not individually or in the aggregate have a Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

                         (b)  The execution, delivery and
          performance by the Company of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) other than (i) the filing of a certificate of merger in accordance with Delaware Law; (ii) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Regulation (EEC) No. 4064/89 of the European Community (the "EC Merger Regulation"), and the Canadian Competition Act; (iii) the filing of a notice pursuant to
          Section 721 of the Defense Production Act of 1950, as amended ("Exon-Florio"); (iv) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and state securities, takeover and Blue Sky laws; and (v) such actions or filings which, if not taken or made, would not individually or in the aggregate have a Material Adverse Effect or be reasonably expected to prevent the consummation by the Company of the transactions contemplated by this Agreement.

                    Section 3.5 SEC Reports. (a) The Company has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1992. The Company has made available to Parent, in the form filed with the SEC, the Company's (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1994, 1993 and 1992, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994, (iii) all proxy statements relating to meetings of the Company's stockholders since December 31, 1992 and (iv) all other reports or registration statements (other than reports on Form 10-Q not referred to in (ii) above) filed by the Company with the SEC since December 31, 1992 (collectively, the "SEC Reports"). The SEC Reports were prepared in accordance with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act. As of their respective dates, none of the SEC Reports, including, without limitation, any financial statements or schedules included therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company included in the SEC Reports fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments and the lack of footnote disclosure (to the extent permitted by SEC rules) in the case of any unaudited interim financial statements and subject to any subsequent reclassification as indicated in SEC Reports filed prior to the date hereof). The Company has heretofore provided or made available complete and correct copies of each of the SEC Reports to Parent.

                         (b)  Except as disclosed in the SEC
          Reports filed prior to the date of this Agreement or as set forth in Schedule 3.5(b), the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business since December 31, 1994 or liabilities which would not, individually or in the aggregate, have a Material Adverse Effect.

                    Section 3.6  Absence of Certain Changes; Net
          Cash Position; Derivatives. (a) Since December 31, 1994, except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 3.6(a), neither the Company nor any of its subsidiaries has (i) declared, set aside or paid any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock (other than cash dividends declared and paid on the Series A Preferred Shares in accordance with their terms and on the Shares to holders of record on March 31, 1995 in the amount of $0.25 per Share), (ii) entered into, adopted or amended or materially increased the benefits paid or payable under any severance, termination or deferred compensation agreement or arrangement with any director, officer or employee, (iii) changed any of the accounting principles or practices used by the Company, except as required as a result of a change in law, SEC guidelines or generally accepted accounting principles,
          (iv) settled litigations for amounts in excess of $3 million in the aggregate, or (v) except as previously disclosed to Parent, entered into any transaction, or conducted its business or operations, except in the ordinary course of business consistent with past practice or where such transactions or conduct would not, individually or in the aggregate, have a Material Adverse Effect. Since December 31, 1994, there has not been any material adverse change in the business, results of operations (on an annualized basis) or financial condition of the Company and its subsidiaries, taken as a whole. For purposes of this Section 3.6(a), "material adverse change" shall be construed without reference to the definition of Material Adverse Effect and shall not mean or include any of the events set forth in Schedule 3.1(a) or any of the transactions effected pursuant to this Agreement.

                         (b)  As of the date of this Agreement,
          subject to the last sentence of this Section 3.6(b), the Net Cash of the Company and its subsidiaries is at least $250 million. As used herein, "Net Cash" means the excess of (i) the sum of the cash, cash equivalents, short term investments, notes receivable (excluding trade notes receivable) and long term readily marketable financial assets of the Company and its subsidiaries over
          (ii) the sum of the accounts payable to DCC and its affiliates (other than the Company and its subsidiaries), dividends payable, notes payable (excluding trade notes payable), long term debt (including current portion of long term debt) and any other balance sheet liabilities for borrowed money of the Company and its subsidiaries, in each case determined in conformity with generally accepted accounting principles. The accounts payable to DCC and its affiliates (other than the Company and its subsidiaries) included in the $250 million Net Cash referred to above total $58 million and are as of March 31, 1995.

                         (c)  Schedule 3.6(c) sets forth a complete
          and correct list of all Derivative Financial Instruments (including the face, contract or notional amount of and any open position relating to such Derivative Financial Instruments and a brief summary of the nature and terms thereof) as of April 30, 1995 to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their respective assets or properties is subject or bound (including, without limitation, funds of the Company or any of its subsidiaries invested by any other person). For purposes of this Agreement, "Derivative Financial Instrument" means any futures, forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized by the financial community as a "derivative" security.

                    Section 3.7 Proxy Statement; Schedule 13E-3. The proxy or information statement or similar materials distributed to the Company's stockholders in connection with the Merger, including any amendments or supplements thereto (the "Proxy Statement"), shall not, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information provided by Parent or Acquisition specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. None of the information provided by the Company specifically for use in any Rule 13e-3 Transaction Statement on Schedule 13E-3 required to be filed with the SEC under the Exchange Act in connection with the Merger (the "Schedule 13E-3") will at the time the Schedule 13E-3 or any amendments thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    Section 3.8 Finder's Fee. No broker, finder, investment banker or other intermediary (other than Lehman Brothers) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or by the Stock Purchase Agreement based upon arrangements made by and on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and Lehman Brothers pursuant to which Lehman Brothers would be entitled to any payment relating to the transactions contemplated hereby or by the Stock Purchase Agreement.

                    Section 3.9 Absence of Litigation. Except as disclosed in the SEC Reports filed prior to the date hereof, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports filed prior to the date of this Agreement or in
          Schedule 3.9, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which (i) challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated hereby or by the Stock Purchase Agreement; or (ii) alleges criminal action or inaction. Without limiting the generality of the foregoing, as of the date hereof, there is no action, suit, claim, investigation or proceeding relating to debarment or potential debarment pending against, or to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before the Health Care Financing Administration, the Department of Defense, the Inspector General of the Department of Health and Human Services or any similar state agency which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as disclosed in the SEC Reports filed prior to the date of this Agreement, as of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award having, or which would reasonably be expected to have, a Material Adverse Effect or which would prevent or delay the consummation of the transactions contemplated hereby.

                    Section 3.10  Taxes.  Except as set forth in
          the SEC Reports filed prior to the date of this Agreement or in Schedule 3.10(a), (a) the Company and its subsidiaries have filed, been included in or sent, all material returns, material declarations and reports and information returns and statements required to be filed or sent by or relating to any of them relating to any Taxes (as defined below) with respect to any material income, properties or operations of the Company or any of its subsidiaries (collectively, "Returns"); (b) as of the time of filing, the Returns correctly reflected in all material respects the facts regarding the income, business, assets, operations, activities and status of the Company and its subsidiaries and any other material information required to be shown therein; (c) the Company and its subsidiaries have timely paid or made provision for all material Taxes that have been shown as due and payable on the Returns that have been filed; (d) the Company and its subsidiaries have made or will make provision for all material Taxes payable for any periods that end before the Effective Time for which no Returns have yet been filed and for any periods that begin before the Effective Time and end after the Effective Time to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time; (e) the charges, accruals and reserves for taxes reflected on the books of the Company and its subsidiaries are adequate under generally accepted accounting principles to cover the Tax liabilities accruing or payable by the Company and its subsidiaries in respect of periods prior to the date hereof; (f) neither the Company nor any of its subsidiaries is delinquent in the payment of any material Taxes or has requested any extension of time within which to file or send any material Return (other than extensions granted to the Company for the filing of its Returns as set forth in Schedule 3.10(a)), which Return has not since been filed or sent; (g) no material deficiency for any Taxes has been proposed, asserted or assessed in writing against the Company or any of its subsidiaries (or any member of any affiliated or combined group of which the Company or any of its subsidiaries is or has been a member for which either the Company or any of its subsidiaries could be liable) other than those Taxes being contested in good faith by appropriate proceedings and set forth in Schedule 3.10(b) (which shall set forth the nature of the proceeding, the type of return, the deficiencies proposed, asserted or assessed and the amount thereof, and the taxable year in question); (h) neither the Company nor any of its subsidiaries has granted any extension of the limitation period applicable to any material Tax claims other than those Taxes being contested in good faith by appropriate proceedings; (i) neither the Company nor any of its subsidiaries is subject to liability for Taxes of any person (other than the Company or its subsidiaries), including, without limitation, liability arising from the application of U.S. Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law; and (j) neither the Company nor any of its subsidiaries is or has been a party to any material tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member.

                    "Tax" means with respect to any person (i) any net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, value-added, windfall profits, custom duty or other tax, governmental fee, capital stock, social security (or similar), unemployment, disability, transfer, registration, alternative or add-on minimum, estimated or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount imposed by any taxing authority (domestic or foreign) on such person and (ii) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (i) as a result of being a member of an affiliated or combined group.

                    Section 3.11 Employee Benefits. (a) Schedule 3.11(a) contains a true and complete list of each bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, dental, life, disability or other insurance, supplemental unemployment benefits, profit-sharing, pension, savings or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or terminated employee of the Company or any ERISA Affiliate (the "Plans"). Schedule 3.11(a) identifies each of the Plans that is an "employee benefit plan," as that term is defined in section 3(3) of ERISA (the "ERISA Plans").

                         (b)  With respect to each Plan, the
          Company has heretofore delivered or made available to Parent true and complete copies of each of the following documents (to the extent applicable):

                              (i)  a copy thereof;

                             (ii)  a copy of the most recent
               annual report and actuarial report, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87, Employer's Accounting for Pensions;

                            (iii)  a copy of the most recent
               actuarial report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 106, Employer's Accounting for Non-Pension Postretirement Benefits;

                             (iv)  a copy of the most recent
               Summary Plan Description;

                              (v)  if the Plan is funded
               through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

                             (vi)  the most recent
               determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                         (c)  With respect to each ERISA Plan
          subject to Title IV of ERISA, no material liability (other than liabilities for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due)) under Title IV of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring a material liability under such Title. To the extent this representation applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each ERISA Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the Effective Time.

                         (d)  The PBGC has not instituted
          proceedings to terminate any ERISA Plan and, to the knowledge of the Company, no condition exists that presents a material risk that such proceedings will be instituted.

                         (e)  Except as set forth on Schedule
          3.11(e), with respect to each ERISA Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

                         (f)  Neither the Company nor any ERISA
          Affiliate, nor, to the knowledge of the Company, any ERISA Plan, nor any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any ERISA Affiliate, any ERISA Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any ERISA Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a Tax imposed pursuant to section 4975 or 4976 of the Code, except for such penalties and Taxes which would not, individually or in the aggregate, have a Material Adverse Effect.

                         (g)  No ERISA Plan or any trust
          established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such ERISA Plan ended prior to the Effective Time; and all contributions required to be made with respect thereto (whether pursuant to the terms of any ERISA Plan or otherwise) on or prior to the Effective Time have been timely made.

                         (h)  No ERISA Plan is a "multiemployer
          pension plan," as defined in section 3(37) of ERISA, nor is any ERISA Plan a plan described in section 4063(a) of ERISA.

                         (i)  To the knowledge of the Company, each
          Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

                         (j)  Each ERISA Plan intended to be
          "qualified" within the meaning of section 401(a) of the Code has been drafted with the intention to be so qualified and has been submitted to the Internal Revenue Service along with a request for a favorable determination letter on or before the date hereof, and it is anticipated that each such plan will be modified so as to incorporate any conforming amendments requested or required by the Internal Revenue Service as a condition to the issuance of such favorable determination letter.

                         (k)  To the Company's knowledge, except as
          reasonably estimated and as set forth on Schedule 3.11(k), no amounts payable under the Plans as a result of the consummation of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by application of section 280G of the Code.

                         (l)  Except as set forth on Schedule
          3.11(l), no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any ERISA Affiliate beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in section 3(2) of ERISA).

                         (m)  Except as provided in Schedule
          3.11(m), the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

                         (n)  There are no pending or, to the
          knowledge of the Company, threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

                         (o)  The Company has reserved the right to
          amend or terminate any Plan which is a welfare benefit plan, as that term is defined in section 3(l) of ERISA.

                    Section 3.12 Compliance. Neither the Company nor any of its subsidiaries is in violation of, or has violated, any applicable provisions of (i) any laws, rules, statutes, orders, ordinances or regulations or
          (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, or other instrument or obligations to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected, which, individually or in the aggregate, would have or be reasonably expected to have a Material Adverse Effect.

                    Section 3.13 Environmental Matters. (a) Except as set forth in Schedule 3.13 and to the knowledge of the Company, the Company and its subsidiaries are in compliance with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for any noncompliance that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.13, neither the Company nor any of its subsidiaries has received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company is not in such compliance, and there are no past or present actions, activities, circumstances, conditions, events or incidents that would prevent or interfere with such compliance in the future.

                    (b)  Except as set forth in Schedule 3.13,
          there is no Environmental Claim pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                    (c) Except as set forth in Schedule 3.13, there are no past or present actions, activities, circumstances, conditions, events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material) which could form the basis of any Environmental Claim against the Company or any of its subsidiaries, or, to the knowledge of the Company, against any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                    (d) Except as set forth in Schedule 3.13, neither the Company nor any of its subsidiaries has, and to the knowledge of Company, no other person has Released, placed, stored, buried or dumped Hazardous Materials on, beneath or adjacent to any property owned, operated or leased or formerly owned, operated or leased by the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received notice that it is a potentially responsible party for the Cleanup of any property, whether or not owned or operated by the Company or any of its subsidiaries, which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect.

                    (e)  The Company and its subsidiaries have
          delivered or otherwise made available for inspection to Parent true, complete and correct copies and results of any material reports, studies, analyses, tests or monitoring possessed or initiated by the Company or any of its subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to the property owned or leased by the Company or any of its subsidiaries or regarding the Company's and its subsidiaries' compliance with applicable Environmental Laws.

                    (f) Except as set forth in Schedule 3.13, no transfers of permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company and its subsidiaries or the Surviving Corporation and its subsidiaries, as the case may be, to be in full compliance with all applicable Environmental Laws for the period immediately following the transactions contemplated hereby, as conducted by the Company and its subsidiaries immediately prior to the date hereof. To the extent that such transfers or additional permits and other governmental authorizations are required, the Company and its subsidiaries agree to use reasonable best efforts to effect such transfers and obtain such permits and other governmental authorizations at the time such transfers, permits and other governmental authorizations are required by law.

                    (g) The following terms as used in this Section shall have the following meanings:

                    "Cleanup" means all actions required by
          governmental entities or Environmental Laws to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

                    "Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                    "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.

                    "Hazardous Materials" means all substances defined as Hazardous Substances, Oils, Pollutants or
          Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. SECTION 300.5, or defined as such by, or regulated as such under, any Environmental
          Law.

                    "Release" means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                    Section 3.14 Intellectual Property. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy) individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth in Schedule 3.14: (1) the Company and each of its subsidiaries owns, or is licensed or has the right to use (in each case, free and clear of any Liens), all Intellectual Property (as defined below) used in or necessary for the conduct of its business as currently conducted; (2) to the knowledge of the Company, the use of any Intellectual Property by the Company and its subsidiaries does not infringe on or otherwise violate the rights of any person; (3) to the knowledge of the Company, no product (or component thereof) or process used, sold or manufactured by and/or for, or supplied to, the Company or any of its subsidiaries infringes or otherwise violates the Intellectual Property of any other person; and (4) to the knowledge of the Company, no person is challenging, infringing on or otherwise violating any right of the Company or any of its subsidiaries with respect to any Intellectual Property owned by and/or licensed to the Company and its subsidiaries. For purposes of this Agreement "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

                    Section 3.15  Significant Agreements.  Schedule
          3.15 sets forth a complete and correct list of all contracts, agreements and commitments (oral or written) between the Company or any of its subsidiaries, on the one hand, and on the other hand, (i) DCC or any of its affiliates (other than the Company and its subsidiaries) (excluding contracts, agreements and commitments which collectively are immaterial to the Company and except for this Agreement and certain other agreements entered into in connection with this Agreement and to which Parent is a party or of which Parent is aware); (ii) Chugai Pharmaceutical Co., Ltd. or any of its affiliates; or
          (iii) Tanabe Seiyaku Co., Ltd. or any of its affiliates (the contracts, agreements and commitments listed in Schedule 3.15, collectively, the "Significant Agreements"). The Company has heretofore furnished or made available to Parent complete and correct copies of the Significant Agreements, each as amended or modified to the date hereof (including any waivers with respect thereto). Except as set forth on Schedule 3.4 or
          Schedule 3.15, each of the Significant Agreements is in full force and effect and enforceable in accordance with its terms; neither the Company nor any of its subsidiaries has received any notice (written or oral) of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Significant Agreements; no Significant Agreement is the subject of, or, to the knowledge of the Company, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Significant Agreement which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Significant Agreement is exercised, neither the Company nor any of its subsidiaries has received any notice (written or oral), or otherwise has any knowledge, that any such Significant Agreement will not be so renewed or that any such extension option will not be exercised; and there exists no event of default or occurrence, condition or act on the part of the Company or any of its subsidiaries or, to the knowledge of the Company, on the part of the other parties to the Significant Agreements which constitutes or would constitute (with notice or lapse of time or both) a breach of or default under any of the Significant Agreements, except to the extent that the inaccuracy of the foregoing insofar as it relates to contracts, agreements and commitments referenced in
          Section 3.15(i) would not, individually or in the aggregate, have a Material Adverse Effect.

                    Section 3.16  Insurance.  Schedule 3.16 sets
          forth a complete and correct list of all material insurance policies (including a brief summary of the nature and terms thereof and any amounts paid or payable to the Company or any of its subsidiaries thereunder) providing coverage in favor of the Company or any of its subsidiaries or any of their respective properties. Each such policy is in full force and effect, no notice of termination, cancellation or reservation of rights has been received with respect to any such policy, there is no default with respect to any provision contained in any such policy, and there has not been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner or detail required by any such policy, except for any such failures to be in full force and effect, any such terminations, cancellations, reservations or defaults, or any such failures to give notice or present claims which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The coverage provided by such policies is, in the Company's judgment, reasonable in scope and amount, in light of the risks attendant to the business and activities of the Company and its subsidiaries.

                    Section 3.17  Labor Matters.  Except as set
          forth in Schedule 3.17 and except for normal and customary labor arrangements outside North America, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries, no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries and the Company has no knowledge of any material activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the Company's knowledge, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage would not reasonably be expected to have a Material Adverse Effect.

                    Section 3.18  FDA Matters.

                         (a)  Schedule 3.18 sets forth a complete
          and correct list of all products that are, directly or indirectly, being researched in human subjects or distributed for commercial sale by the Company or any of its subsidiaries (the "Products")(including, on such Schedule 3.18, a list of all material Licenses (as defined below) for each Product that have been obtained by the Company or any of its subsidiaries, or form the basis for manufacturing, distribution, sale or human research of a Product by the Company or any of its subsidiaries).

                         (b)  Except as set forth in Schedule 3.18,
          (i) with respect to each Product: (A) the Company and its subsidiaries have obtained all applicable approvals, clearances, authorizations, licenses and registrations required by United States or foreign governments or government agencies, to permit the manufacture, distribution, sale, marketing or human research of such Product (collectively, "Licenses"); (B) the Company and its subsidiaries are in full compliance with all terms and conditions of each License in each country in which such Product is marketed, and with all requirements pertaining to the manufacture, distribution, sale or human research of such Product which is not required to be the subject of a License; (C) the Company and its subsidiaries are in full compliance with all applicable requirements (as set forth in relevant statutes and regulations) regarding registration, licensure or notification for each site (in any country) at which such Product is manufactured, processed, packed, held for distribution or from which it is distributed; and (D) to the extent such product is intended for export from the United States, the Company and its subsidiaries are in full compliance with either all United States Food and Drug Administration (hereafter, "FDA") requirements for marketing or 21 U.S.C. 381(e) or 382; (ii) all manufacturing operations performed by the Company and its subsidiaries have been and are being conducted in full compliance with the current good manufacturing practice, including, but not limited to, the good manufacturing practice regulations issued by FDA and counterpart requirements in the European Union and other countries;
          (iii) all nonclinical laboratory studies, as described in 21 C.F.R. 58.3(d), sponsored by the Company or any of its subsidiaries have been and are being conducted in full compliance with the good laboratory practice regulations set forth in 21 C.F.R. Part 58 and counterpart requirements in the European Union and other countries; and (iv) the Company and its subsidiaries are in full compliance with all reporting requirements for all Licenses or plant registrations described in the preceding clauses (b)(i)(A) and (b)(i)(C), including, but not limited to, the adverse event reporting requirements for drugs in 21 C.F.R. Parts 312 and 314 and for devices in 21 C.F.R. Parts 812 and 803; except, in the case of the preceding clauses (b)(i)(A) through (b)(i)(D), inclusive, (b)(ii), (b)(iii) and (b)(iv), for any such failures to obtain or noncompliances which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing definition of "Licenses", such definition shall specifically include, with respect to the United States, new drug applications, abbreviated new drug applications, product license applications, investigational new drug applications, premarket approval applications, premarket notifications under Section 510(k) of the Federal Food, Drug, and Cosmetic Act, investigational device exemptions, and product export applications issued by FDA, as well as registrations issued by the Drug Enforcement Administration of the Department of Justice.

                         (c)  Except as set forth in Schedule 3.18,
          neither the Company nor any of its subsidiaries nor any of their officers, employees or agents has made any untrue statement of a material fact or fraudulent statement to FDA, failed to disclose a fact required to be disclosed to FDA, or committed any act, made any statement, or failed to make any statement, that would reasonably be expected to provide a basis for FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

                         (d)  The Company has provided or made
          available to Parent all documents in its possession concerning communications to or from FDA, or prepared by FDA, which bear in any material respect on compliance by the Company and its subsidiaries with FDA regulatory requirements.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF DCC

                    DCC represents and warrants to Parent and Acquisition as follows:

                    Section 4.1 Organization. DCC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                    Section 4.2  Authority Relative to this
          Agreement. DCC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of DCC, and no other corporate proceedings on the part of DCC are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by DCC and, assuming it constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of DCC, enforceable against DCC in accordance with its terms.

                    Section 4.3  Non-Contravention; Required
          Filings and Consents. (a) The execution, delivery and performance by DCC of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not (i) contravene or conflict with the Certificate of Incorporation or By-Laws of DCC;
          (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to DCC or any of its properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which DCC is entitled under any provision of any agreement, contract, license or other instrument binding upon DCC or any of its properties, or allow the acceleration of the performance of, any obligation of DCC under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which DCC is a party or by which DCC or any of its assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of DCC, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which, individually or in the aggregate, would not reasonably be expected to prevent DCC from performing its obligations hereunder.

                         (b)  The execution, delivery and
          performance by DCC of this Agreement and the consummation of the transactions contemplated hereby by DCC require no action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) other than (i) compliance with any applicable requirements of the HSR Act, the EC Merger Regulation and the Canadian Competition Act; (ii) the filing of a notice pursuant to Exon-Florio; (iii) compliance with any applicable requirements of the Exchange Act and state securities, takeover and Blue Sky laws; and (iv) such actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to prevent DCC from performing its obligations hereunder.

                    Section 4.4 Absence of Litigation. Except as previously disclosed by DCC to the Company, Parent and Acquisition, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of DCC, threatened against, DCC or any of its properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement or the Stock Purchase Agreement. As of the date hereof, neither DCC nor any of its properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

                    Section 4.5  Certain Matters Concerning the
          Company. (a) Except for this Agreement and certain other agreements entered into in connection with this Agreement and to which Parent is a party or of which Parent is aware, Schedule 4.5 sets forth a complete and correct list of all contracts, agreements and commitments (oral or written) between the Company or any of its subsidiaries, on the one hand, and DCC or any of its affiliates (other than the Company and its subsidiaries), on the other hand (the "Dow Agreements").

                         (b)  To the knowledge of DCC, and without
          having made any special inquiry or investigation, except as disclosed in the SEC Reports filed prior to the date of this Agreement or as set forth on Schedule 3.5(b), the Company and its subsidiaries have no liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities incurred in the ordinary course of business since December 31, 1994 or which would not, individually or in the aggregate, have a Material Adverse Effect.

                                  ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION

                    Each of Parent and Acquisition represents and warrants to the Company as follows:

                    Section 5.1 Organization. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. As of the closing pursuant to the Stock Purchase Agreement and as of the Closing hereunder, Acquisition will be a direct wholly owned subsidiary of Parent.

                    Section 5.2  Authority Relative to this
          Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of Acquisition and Parent and by the sole stockholder of Acquisition, and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and, assuming it constitutes a valid and binding agreement of the other parties hereto, constitutes a legal, valid and binding agreement of each of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

                    Section 5.3  Non-Contravention; Required
          Filings and Consents. (a) The execution, delivery and performance by Parent and Acquisition of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) do not and will not
          (i) contravene or conflict with the Certificate of Incorporation or By-Laws of Parent or Acquisition; (ii) assuming that all consents, authorizations and approvals contemplated by subsection (b) below have been obtained and all filings described therein have been made, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or Acquisition or any of their respective properties; (iii) conflict with, or result in the breach or termination of any provision of or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation, or loss of any benefit to which Parent or Acquisition is entitled under any provision of any agreement, contract, license or other instrument binding upon Parent, Acquisition or any of their respective properties, or allow the acceleration of the performance of, any obligation of Parent or Acquisition under any indenture, mortgage, deed of trust, lease, license, contract, instrument or other agreement to which Parent or Acquisition is a party or by which Parent or Acquisition or any of their respective assets or properties is subject or bound; or (iv) result in the creation or imposition of any Lien on any asset of Parent or Acquisition, except in the case of clauses (ii), (iii) and (iv) for any such contraventions, conflicts, violations, breaches, terminations, defaults, cancellations, losses, accelerations and Liens which, individually or in the aggregate, would not reasonably be expected to prevent the consummation of the Merger.

                         (b)  The execution, delivery and
          performance by Parent and Acquisition of this Agreement and the consummation of the transactions contemplated hereby (including the Merger) by Parent and Acquisition require no action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) other than (i) the filing of a certificate of merger in accordance with Delaware Law;
          (ii) compliance with any applicable requirements of the HSR Act, the EC Merger Regulation and the Canadian Competition Act; (iii) compliance with any applicable requirements of the Exchange Act and state securities, takeover and Blue Sky laws; (iv) the filing of a notice pursuant to Exon-Florio; and (v) such actions or filings which, if not taken or made, would not, individually or in the aggregate, reasonably be expected to prevent the consummation of the Merger.

                    Section 5.4 Absence of Litigation. Except as previously disclosed by Parent and Acquisition to the Company and DCC, as of the date hereof, there is no action, suit, claim, investigation or proceeding pending against, or to the knowledge of Parent and Acquisition, threatened against, Parent or Acquisition or any of their respective properties before any court or arbitrator or any administrative, regulatory or governmental body, or any agency or official which challenges or seeks to prevent, enjoin, alter or delay the Merger or any of the other transactions contemplated by this Agreement or the Stock Purchase Agreement. As of the date hereof, neither Parent nor Acquisition nor any of their respective properties is subject to any order, writ, judgment, injunction, decree, determination or award which would prevent or delay the consummation of the transactions contemplated hereby.

                    Section 5.5 Proxy Statement; Schedule 13E-3. None of the information provided by Parent or Acquisition specifically for use in the Proxy Statement shall, at the time filed with the SEC, at the time mailed to the Company's stockholders, at the time of the Stockholders' Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information provided by Parent or Acquisition specifically for use in the Schedule 13E-3(if required to be filed) will at the time the Schedule 13E-3 or any amendments thereto are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    Section 5.6  No Prior Activities.  Since the
          date of its incorporation, Acquisition has not engaged in any activities other than in connection with or as contemplated by this Agreement or the Stock Purchase Agreement or in connection with arranging any financing required to consummate the transactions contemplated hereby and thereby.

                    Section 5.7  Financing.  Upon the terms and
          subject to the conditions of this Agreement, Parent or Acquisition will have available all funds necessary to satisfy its obligation to pay the aggregate Merger Consideration.

                    Section 5.8  Parent Not an Interested
          Stockholder. As of the date hereof, (i) neither Parent nor any of its affiliates is, with respect to the Company, an "Interested Stockholder", as such term is defined in Section 203 of Delaware Law and (ii) except to the extent that Parent and its affiliates may be deemed to hold Shares as a result of this Agreement or the Stock Purchase Agreement, Parent and its affiliates collectively do not hold directly or indirectly five percent (5%) or more of the outstanding voting securities of the Company.

                                  ARTICLE VI

                                  COVENANTS

                    Section 6.1  Conduct of Business of the
          Company. Except as otherwise expressly provided in this Agreement, during the period from the date hereof to the Effective Time, the Company and its subsidiaries will each conduct its operations according to its ordinary course of business consistent with past practice, and the Company and its subsidiaries will each use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it. Without limiting the generality of the foregoing, and except as disclosed in the SEC Reports filed prior to the date of this Agreement, as otherwise expressly provided in this Agreement, as required by law or as set forth in Schedule 6.1, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Acquisition (which consent will be deemed to include the consent of any person designated from time to time by Acquisition by written notice to the Company):

                         (a)  amend its certificate or articles of
          incorporation or by-laws or equivalent organizational documents;

                         (b)  authorize for issuance, issue, sell,
          deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, stock appreciation rights), except as required by option agreements as in effect as of the date hereof or upon any conversion of Series A Preferred Shares, or amend any of the terms of any such securities or agreements outstanding as of the date hereof;

                         (c)  split, combine or reclassify any
          shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock (except that the Company may declare and pay dividends on the Series A Preferred Shares in accordance with their terms and may declare and pay its regular quarterly cash dividends in respect of issued and outstanding Shares in an amount not to exceed $0.25 per Share per quarter; provided, that the record dates for determining the holders of Shares entitled to receive such regular quarterly cash dividends shall be the close of business on the last business day of each calendar quarter), or, except for the redemption of the Series A Preferred Shares pursuant hereto and pursuant to the Company's Restated Certificate of Incorporation, redeem, repurchase or otherwise acquire any of its securities or any securities of its subsidiaries;

                         (d)  (i) incur any indebtedness for
          borrowed money (except for short term indebtedness incurred in the ordinary course of business consistent with past practice pursuant to existing lines of credit) or issue any debt securities or, except in the ordinary course of business consistent with past practice, assume, guarantee or endorse the obligations of any other person;
          (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned subsidiaries of the Company); (iii) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; (iv) enter into or invest in any Derivative Financial Instruments except in the ordinary course of business consistent with the Company's current investment and risk management policies; or (v) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any Lien thereupon;

                         (e)  enter into, adopt or (except as may
          be required by law or the terms of any such arrangement) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee, or (except, in the case of employees who are not officers or directors, for normal compensation increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company) increase in any manner the compensation or benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, restricted stock, stock appreciation rights or performance units);

                         (f)  acquire, sell, lease or dispose of
          any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company and its subsidiaries, taken as a whole, or enter into any contract, agreement, commitment or transaction outside the ordinary course of business consistent with past practice;

                         (g)  change any of the accounting
          principles or practices used by it, except as may be required as a result of a change in law, SEC guidelines or generally accepted accounting principles;

                         (h)  (i) acquire (by merger,
          consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) authorize any new capital expenditure or expenditures which, individually, is in excess of $1,000,000 or, in the aggregate, are in excess of $5,000,000; (iii) settle any litigations for amounts in excess of $200,000 individually or $1,000,000 in the aggregate; or (iv) enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing;

                         (i)  make any Tax election or settle or
          compromise any Tax liability, other than in the ordinary course of business;

                         (j)  pay, discharge or satisfy any claims,
          liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities set forth in
          Schedule 3.5(b) or reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated subsidiaries or incurred in the ordinary course of business consistent with past practice;

                         (k)  terminate, modify, amend or waive
          compliance with any provision of any of the Significant Agreements, or fail to take any action necessary to preserve the benefits of any Significant Agreement to the Company or any of its subsidiaries; or

                         (l)  take, or agree in writing or
          otherwise to take, any of the actions described above in
          Section 6.1.

                    Section 6.2  Boards of Directors and
          Committees; Section 14(f).

                         (a)  Promptly following the purchase by
          Acquisition, Parent or their affiliates of the Dow Shares and from time to time thereafter, Acquisition shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the Board that equals the product of (i) the total number of directors on the Board (giving effect to the election of any additional directors pursuant to this Section) and (ii) the percentage that the number of Shares owned by Acquisition and its affiliates (including any Shares purchased pursuant to the Stock Purchase Agreement) bears to the total number of outstanding Shares, and the Company shall, upon request by Acquisition, promptly either increase the size of the Board or use its reasonable best efforts to secure the resignation of such number of directors as is necessary to enable Acquisition's designees to be elected to the Board and shall cause Acquisition's designees to be so elected. Promptly upon request by Acquisition, the Company will use its reasonable best efforts to cause persons designated by Acquisition to constitute the same percentage as is on the Board of (i) each committee of the Board, (ii) each board of directors of each subsidiary of the Company designated by Acquisition and
          (iii) each committee of each such board. Simultaneously with the purchase by Acquisition, Parent or their affiliates of the Dow Shares, DCC shall use its reasonable best efforts to cause each employee of DCC who is on the Board to resign from the Board and from the board of directors of any subsidiary of the Company on which such individual serves. Subject to the foregoing, the Company shall use its reasonable best efforts to ensure that all of the members of the Board as of the date hereof who are not employees of DCC shall remain members of the Board until the Effective Time.

                         (b)  The Company's obligations to appoint
          designees to the Board shall be subject to Section 14(f) of the Exchange Act, and Rule 14f-1 promulgated thereunder. As promptly as practicable following the date of this Agreement, the Company shall take all actions required pursuant to Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section
          6.2 and shall file with the SEC and distribute to its stockholders such information as is required under
          Section 14(f) and Rule 14f-1. Parent or Acquisition will supply to the Company in writing and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

                         (c)  Following the election or appointment
          of Acquisition's designees pursuant to this Section 6.2 and prior to the Effective Time, any amendment of this Agreement or the Restated Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition or any waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not designees of Acquisition or employees of DCC or the Company. From and after the purchase of the Dow Shares by Acquisition, Parent or their affiliates and prior to the Effective Time, Parent and Acquisition will cooperate with the Company to ensure that the Board at all times includes at least two directors who are not designees of Acquisition or employees of DCC or the Company.

                    Section 6.3  Proxy Statement; Schedule 13E-3.

                         (a)  The Company shall, as promptly as
          practicable following the date hereof, prepare and file the Proxy Statement with the SEC under the Exchange Act. As soon as practicable following completion of review of the Proxy Statement by the SEC, the Company shall mail the Proxy Statement to its stockholders who are entitled to vote at the Stockholders' Meeting. Subject to the fiduciary obligations of the Board under applicable law, the Proxy Statement shall contain the recommendation of the Board that the stockholders of the Company adopt this Agreement and the Merger.

                         (b)  In the event Parent and the Company
          determine that the Schedule 13E-3 is required to be filed with the SEC in connection with the Merger, then, as promptly as practicable following notice of such determination, the Company, Parent and Acquisition shall prepare and file the Schedule 13E-3 with the SEC.

                         (c)  The Company, Parent and Acquisition
          shall cooperate with one another in the preparation and filing of the Proxy Statement and the Schedule 13E-3 (if required to be filed) and shall use their reasonable best efforts to promptly obtain and furnish the information required to be included in the Proxy Statement and the
          Schedule 13E-3 and to respond promptly to any comments or requests made by the SEC with respect to the Proxy Statement or the Schedule 13E-3 (if required to be filed). Each party hereto shall promptly notify the other parties of the receipt of comments of, or any requests by, the SEC with respect to the Proxy Statement or the Schedule 13E-3 (if required to be filed), and shall promptly supply the other parties with copies of all correspondence between such party (or its representatives) and the SEC (or its staff) relating thereto. The Company, Parent and Acquisition each agrees to correct any information provided by it for use in the Proxy Statement or the Schedule 13E-3 (if required to be filed) which shall have become, or is, false or misleading.

                    Section 6.4  Access to Information.  (a)
          Subject to applicable law and the agreements set forth in
          Section 6.4(b), between the date hereof and the Effective Time, the Company will give each of Parent and Acquisition and their counsel, financial advisors, auditors, and other authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries, will permit each of Parent and Acquisition and their respective counsel, financial advisors, auditors and other authorized representatives to make such inspections as Parent or Acquisition may reasonably require and will cause the Company's officers and those of its subsidiaries to furnish Parent or Acquisition or their representatives with such financial and operating data and other information with respect to the business and properties of the Company and any of its subsidiaries as Parent or Acquisition may from time to time reasonably request. No investigation pursuant to this Section 6.4 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereunder. The foregoing shall not require the Company to permit any inspection, or to disclose any information, which in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any obligation of the Company with respect to confidentiality if the Company shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure.

                         (b)  Each of Parent and Acquisition agrees
          to be bound by the confidentiality agreement, dated as of August 18, 1994 (the "Confidentiality Agreement"), among Hoechst AG ("HAG"), Hoechst Celanese Corporation ("HCC"), Roussel Uclaf S.A. ("RU"), DCC and the Company as if the references to HAG, HCC and RU therein were to Parent and Acquisition, except that Parent and Acquisition may (i) enter into this Agreement and the Stock Purchase Agreement and (ii) acquire Shares pursuant to the Merger and the Stock Purchase Agreement.

                    Section 6.5 Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Stock Purchase Agreement. Without limiting the generality of the foregoing, Parent, Acquisition, DCC and the Company shall cooperate with one another (i) in the preparation and filing of any required filings under the HSR Act and the other laws referred to in Sections 3.4(b), 4.3(b) and 5.3(b); (ii) in determining whether action by or in respect of, or filing with, any governmental body, agency, official or authority (either domestic or foreign) is required, proper or advisable or any actions, consents, waivers or approvals are required to be obtained from parties to any contracts, in connection with the transactions contemplated by this Agreement and the Stock Purchase Agreement; and (iii) in seeking timely to obtain any such actions, consents and waivers and to make any such filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

                    Section 6.6 Public Announcements. Parent and Acquisition, on the one hand, and DCC and the Company, on the other hand, will consult with each other before issuing any press release with respect to the transactions contemplated by this Agreement and the Stock Purchase Agreement, and shall not issue any such press release prior to such consultation, except as may be required by applicable law or by applicable rules of any securities exchange.

                    Section 6.7  Indemnification; Insurance.

                         (a)  From and after the purchase by
          Acquisition, Parent or their affiliates of the Dow Shares, Parent and Acquisition shall indemnify and hold harmless each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties" and individually, the "Indemnified Party") against all losses, liabilities, expenses, claims or damages in connection with any claim, suit, action, proceeding or investigation based in whole or in part on the fact that such Indemnified Party is or was a director, officer or employee of the Company or any of its subsidiaries and arising out of acts or omissions occurring prior to and including the Effective Time (including but not limited to the transactions contemplated by this Agreement) to the fullest extent permitted by Delaware Law, for a period of not less than six years following the Effective Time; provided that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until final disposition of any and all such claims.

                         (b)  Parent shall cause the Certificate of
          Incorporation and By-Laws of the Surviving Corporation and its subsidiaries to include provisions for the limitation of liability of directors and indemnification of the Indemnified Parties to the fullest extent permitted under applicable law and shall not permit the amendment of such provisions in any manner adverse to the Indemnified Parties, as the case may be, without the prior written consent of such persons, for a period of six years from and after the date hereof.

                         (c)  Without limitation of the foregoing,
          in the event any such Indemnified Party is or becomes involved in any capacity in any action, proceeding or investigation in connection with any matter, including, without limitation, the transactions contemplated by this Agreement, occurring prior to, and including, the Effective Time, Parent will pay as incurred such Indemnified Party's legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith. Parent shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 6.7 or any action involving an Indemnified Party resulting from the transactions contemplated by this Agreement.

                         (d)  For six years after the Effective
          Time, the Surviving Corporation shall cause to be maintained the current policies of directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are substantially equivalent) with respect to matters occurring prior to the Effective Time, to the extent such policies are available; provided, that in no event shall the Surviving Corporation be required to expend, in order to maintain or procure insurance coverage pursuant to this Section 6.7(c), any amount per annum greater than 125% of the current annual premiums paid by the Company for such insurance (which the Company represents and warrants to be not more than $620,000).

                         (e)  Any determination to be made as to
          whether any Indemnified Party has met any standard of conduct imposed by law shall be made by legal counsel reasonably acceptable to such Indemnified Party, Parent and the Surviving Corporation, retained at Parent's and the Surviving Corporation's expense.

                         (f)  This Section 6.7 is intended to
          benefit the Indemnified Parties and their respective heirs, executors and personal representatives and shall be binding on the successors and assigns of Parent, Acquisition and the Surviving Corporation.

                    Section 6.8 Notification of Certain Matters. The Company shall give prompt notice to Parent or Acquisition, and Parent or Acquisition shall give prompt notice to the Company, upon becoming aware of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, that the delivery of any notice pursuant to this Section 6.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                    Section 6.9 Redemption of Series A Preferred Stock; Termination of Stock Plans. (a) Effective immediately prior to the Merger, the Company shall redeem for cash all of the outstanding Series A Preferred Shares at the applicable redemption price determined in accordance with the Company's Restated Certificate of Incorporation (which shall not exceed $37.41 per Series A Preferred Share). Upon such redemption, the Company shall retire the shares so redeemed and restore such shares to the status of authorized but unissued shares of Preferred Stock, par value $1.00 per share, undesignated as to series. The foregoing provisions of this Section
          6.9 shall be of no further force or effect if the Company purchases all of the outstanding Series A Preferred Shares prior to the Merger.

                         (b)  Except as may be otherwise agreed to
          by the Parent and the Company, the Company Plans shall terminate as of the Effective Time. Prior to the purchase by Parent, Acquisition and their affiliates of the Dow Shares, the Board (or, if appropriate, any committee thereof) shall adopt such resolutions or take such other actions as are required to (i) effect the transactions contemplated by Section 1.8 hereof and (ii) with respect to any stock option, stock appreciation or other stock benefit plan of the Company or any of its subsidiaries not addressed by the preceding clause (i), ensure that, following the Effective Time, no participant therein shall have any right thereunder to acquire any capital stock of the Surviving Corporation or any subsidiary thereof.

                         (c)  Between the date of this Agreement
          and the Effective Time, the Company shall reasonably cooperate with Parent and Acquisition in structuring transactions (including those described in Sections 1.8(a), 1.8(b) and 6.9(b)) with respect to Employee Options and Performance Shares so as to optimize the tax treatment of the Company, Parent and Acquisition in connection therewith.

                    Section 6.10 No Solicitation. (a) The Company will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent or any of its subsidiaries, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or would lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of a substantial percentage of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) subject to the fiduciary duties of the Board under applicable law, engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided, that nothing contained in this Section 6.10 shall prevent the Company from, and the Company may without any liability for breach of this Agreement, (A) furnish information to, or enter into discussions or negotiations with, any person in connection with an unsolicited bona fide written Acquisition Proposal by such person or recommend an Acquisition Proposal to the stockholders of the Company, if and only to the extent that the Board determines in good faith after consultation with outside legal counsel that such action is necessary for the Board to comply with its fiduciary duties to stockholders under applicable law and prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Board receives from such person an executed confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement; or
          (B) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                         (b)  The Company shall notify Parent
          immediately (and no later than 24 hours) after receipt by the Company of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contract.

                   Section 6.11  Undisclosed Agreements.  If,
          after the date hereof, Parent becomes aware that there are any contracts, agreements and commitments (oral or written; provided, that oral agreements referred to in this Section 6.11 shall not include oral agreements entered into pursuant to any contracts, agreements or commitments listed on Schedule 4.5) existing as of the date of this Agreement between the Company or any of its subsidiaries, on the one hand, and DCC or any of its affiliates (other than the Company and its subsidiaries), on the other hand, which are not set forth in Schedule 4.5, then, from and after the purchase by Acquisition, Parent or their affiliates of the Dow Shares, the Company and, following the Effective Time, the Surviving Corporation shall have the right, exercisable within 60 days after Parent becomes aware of such contract, agreement or commitment, to, at its sole discretion, terminate (effective as of the date on which Acquisition, Parent or their affiliates purchase the Dow Shares; provided, that any payments (not in excess of the fair market value of the goods or services to which such payments relate) made to DCC or any of its affiliates pursuant to such contract, agreement or commitment shall not be required to be repaid pursuant to this clause) any or all of such contracts, agreements or commitments, and neither Parent nor the Company nor any of their respective subsidiaries shall incur or be subject to any penalty or liability whatsoever with respect to such termination. DCC agrees to be, and agrees to cause its applicable affiliates to be, bound by any such termination. The termination provisions set forth in this Section 6.11 shall be the sole remedy of Parent, Acquisition and the Company, and their affiliates, for any breach of the representations and warranties set forth in Section 4.5.

                    Section 6.12  Employee Matters.  (a) For a
          period of at least two years after the Effective Time, Parent shall cause the Surviving Corporation to provide benefit plans (other than any stock-based plans, programs or arrangements) that are in the aggregate substantially as favorable as the Company's existing compensation, welfare and pension benefit plans, programs and arrangements for the benefit of current and former employees and directors of the Company (subject to such modification as may be required by applicable law).

                         (b)  If any employee of the Company or any
          of its subsidiaries becomes a participant in any employee benefit or compensation plan, arrangement, practice or policy of Parent or any affiliate of Parent, such employee shall be given credit for eligibility and vesting under such plan for all service prior to the Effective Time with the Company, any of its subsidiaries, affiliates or any predecessors for which the employee would have been credited in the Company's plans immediately prior to the Effective Time.

                    Section 6.13  Acquisition.  (a) Prior to the
          purchase by Acquisition, Parent or their affiliates of the Dow Shares, each of Parent and Acquisition shall take all steps necessary to cause Acquisition to become a direct wholly owned subsidiary of Parent and remain so until the Effective Time.

                         (b)  Parent will take all action necessary
          to cause Acquisition to perform its obligations hereunder and to consummate the Merger on the terms and conditions set forth herein.

                    Section 6.14 Certain Intercompany Accounts and Matters. Effective as of the purchase by Parent, Acquisition or their affiliates of the Dow Shares, DCC and its subsidiaries, on the one hand, and the Company and its subsidiaries, on the other hand, shall repay all outstanding intercompany obligations between them for borrowed money, in accordance with the terms of such obligations; provided, that any such obligations between Marion Merrell Dow KK and Dow Chemical Japan ("Japanese Intercompany Accounts") may remain outstanding until December 31, 1995; provided, further, that Parent shall cause Marion Merrell Dow KK to perform its obligations with respect to the Japanese Intercompany Accounts and Parent guarantees the performance of the obligations of Marion Merrell Dow KK with respect to the Japanese Intercompany Accounts.

                    Section 6.15 Stock Purchase Agreement. Upon the terms and subject to the conditions set forth in the Stock Purchase Agreement, Parent shall cause Acquisition to, and Acquisition shall, purchase the Dow Shares.

                    Section 6.16 Name Changes. (a) Within 90 days following the purchase of the Dow Shares by Parent, Acquisition or their affiliates, the Company shall cause its subsidiaries to delete "DOW" from their respective company names and within the same 90 days initiate all the necessary legal filings with the appropriate local governmental authority to effectuate a name change to a new name that does not contain DOW or a name confusingly similar to DOW. Within eighteen (18) months following the purchase of the Dow Shares by Parent, Acquisition or their affiliates, the Company and its subsidiaries will also replace their current names, which include DOW, to their new company names on all stationary, business cards, real and personal property, directories, labels, advertising and promotional material, drug registrations and any and all applications, registrations or other documents filed or to be filed with international, national and local governmental offices, agencies or authorities in any country.

                         (b)  From and after the date Acquisition,
          Parent or their affiliates purchase the Dow Shares, the Company shall indemnify and hold DCC and its subsidiaries harmless from and against the out-of-pocket costs and expenses described in the next sentence of this Section 6.16(b) which DCC or its subsidiaries incur as a result of defending any suits, claims, administrative or legal proceedings brought against DCC or any of its subsidiaries to the extent that the basis of any such suit, claim or proceeding is premised on the use of the name and trademark DOW by the Company or any of its subsidiaries or on their products. The Company's indemnification under this Section 6.16(b) shall be limited solely to the out-of-pocket costs and expenses (including reasonable fees and expenses of outside counsel) incurred by DCC or its subsidiaries in successfully obtaining dismissal or other favorable disposition of any such suits, claims or proceedings but shall not include the amounts of any settlement payments, judgments or other payments of any type.

                    Section 6.17 1989 Stock Acquisition Agreement. Notwithstanding Section 10.1 of the 1989 Stock Acquisition Agreement, dated as of July 17, 1989 among the Company, RH Acquisition Corp. and DCC (the "1989 Stock Acquisition Agreement"), Section 7.23 of the 1989 Stock Acquisition Agreement is hereby waived by the Company and DCC and shall be of no further effect from and after the purchase of the Dow Shares by Parent, Acquisition or their affiliates; provided, however, that nothing herein shall be deemed to amend, waive or supersede any other provision of the 1989 Stock Acquisition Agreement, including, without limitation,
          Section 7.18 and Section 7.19 thereof.

                                 ARTICLE VII

                   CONDITIONS TO CONSUMMATION OF THE MERGER

                    Section 7.1  Conditions to the Company's,
          Parent's and Acquisition's Obligation to Effect the Merger. The respective obligations of the Company, Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

                         (a)  this Agreement shall have been
          adopted by the affirmative vote of the stockholders of the Company by the requisite vote in accordance with Delaware Law;

                         (b)  any waiting period applicable to the
          Merger under the HSR Act, EC Merger Regulation and the
          Canadian Competition Act shall have terminated or expired;

                         (c)  no statute, rule, regulation,
          executive order, decree, ruling, injunction or other order shall have been enacted, entered, promulgated or enforced by any court or governmental or supranational authority of competent jurisdiction within the United States or the European Community which prohibits the Merger or makes the Merger illegal; and

                         (d)  Acquisition, Parent or their
          affiliates shall have purchased the Dow Shares.

                                 ARTICLE VIII

                        TERMINATION; AMENDMENT; WAIVER

                    Section 8.1  Termination.  This Agreement may
          be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of the Company:

                        (a)  by mutual written consent of Parent,
          Acquisition, DCC and the Company;

                         (b)  by Parent, DCC or the Company if any
          court or governmental or supranational authority of competent jurisdiction within the United States or the European Community shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                         (c)   by Parent, DCC or the Company, at
          any time after January 31, 1996, if the Merger shall not have occurred by such date; provided, that the right to terminate this Agreement under this subparagraph (c) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause or resulted in the failure of the Merger to have occurred by such date; provided, further, that no party hereto shall have the right to terminate this Agreement under this subparagraph (c) if Acquisition, Parent or their affiliates shall have acquired the Dow Shares;

                         (d)  by Parent, at any time prior to the
          purchase by Acquisition, Parent or their affiliates of the Dow Shares, if (i) there shall have been a breach of any representation or warranty of the Company contained herein or of Dow contained in the Stock Purchase Agreement which would have a Material Adverse Effect or prevent the consummation of the Merger or the transactions contemplated by the Stock Purchase Agreement, (ii) there shall have been a breach of any covenant or agreement of the Company or DCC contained herein or of Dow contained in the Stock Purchase Agreement which would have a Material Adverse Effect or prevent the consummation of the Merger or the transactions contemplated by the Stock Purchase Agreement, which shall not have been cured prior to two business days following notice of such breach, or (iii) the Board shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement, the Merger or the transactions contemplated by the Stock Purchase Agreement or shall have recommended, or the Company shall have entered into an agreement providing for, an Acquisition Proposal, or the Board shall have resolved to do any of the foregoing;

                         (e)  by DCC if Acquisition fails to
          purchase the Dow Shares in violation of Acquisition's obligations under the Stock Purchase Agreement; or

                         (f)  at any time prior to the purchase by
          Acquisition, Parent or their affiliates of the Dow Shares, by the Company, DCC or Parent in the event the Stock Purchase Agreement shall have been terminated by the mutual written consent of the parties thereto.

                    Section 8.2  Effect of Termination.  In the
          event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto, other than the provisions of this Section 8.2 and Section 8.3. The termination of this Agreement shall not relieve any party from liability for any breach of this Agreement.

                    Section 8.3  Fees and Expenses.  Each party
          shall bear its own expenses and costs in connection with this Agreement and the transactions contemplated hereby.

                    Section 8.4  Amendment.  Subject to Section
          6.2(c), this Agreement may be amended by action taken by the Company, DCC, Parent and Acquisition at any time before or after adoption of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which decreases the Merger Consideration or changes the form thereof or which adversely affects the rights of the Company's stockholders hereunder without the approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                    Section 8.5  Extension; Waiver.  Subject to
          Section 6.2(c), at any time prior to the Effective Time, the Company and DCC, on the one hand, and Parent and Acquisition, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                  ARTICLE IX

                                MISCELLANEOUS

                    Section 9.1 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the purchase by Acquisition, Parent or their affiliates of the Dow
          Shares. The covenants and agreements herein shall survive in accordance with their respective terms.

                    Section 9.2  Entire Agreement; Assignment.
          This Agreement (including the Schedules hereto), the Stock Purchase Agreement and the Confidentiality Agreement (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise; provided that Acquisition may assign its rights and obligations in whole or in part to any direct subsidiary of Parent (provided that such transferee agrees in writing to be bound by this Agreement), but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

                    Section 9.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to the other party as follows:

                    if to Parent or Acquisition:

                         Hoechst Corporation
                         Route 202-206
                         P.O. Box 2500
                         Somerville, New Jersey  08876-1258
                         Fax: 908-231-4848
                         Attention: Harry R. Benz


                    with copies to:

                         Hoechst AG
                         65926 Frankfurt am Main
                         Germany
                         Fax: 011-49-69-319-113
                         Attention: Peter Schuster

                         and

                         Skadden, Arps, Slate, Meagher & Flom
                         919 Third Avenue
                         New York, New York  10022
                         Fax: 212-735-2000
                         Attention: Roger S. Aaron
                                        and
                                    Franklin M. Gittes

                    if to the Company:

                         Marion Merrell Dow Inc.
                         9300 Ward Parkway
                         Kansas City, Missouri  64114
                         Fax: 816-966-3805
                         Attention: General Counsel

                    with copies to:

                         Shook, Hardy & Bacon PC
                         One Kansas City Place
                         1200 Main Street
                         Kansas City, Missouri  64105-2118
                         Fax: 816-421-5547
                         Attention: Jennings J. Newcom
                                        and
                                    Randall B. Sunberg

                         and

                         Sullivan & Cromwell
                         125 Broad Street
                         New York, New York  10004
                         Fax:  212-558-3355
                         Attention:  Francis J. Aquila


                    if to DCC, to:

                         The Dow Chemical Company
                         2030 Dow Center
                         Midland, Michigan  48674
                         Fax:  517-636-0861
                         Attention: Jane M. Gootee

                    with a copy to:

                         Mayer, Brown & Platt
                         190 South LaSalle Street
                         Chicago, Illinois  60603-3441
                         Fax:  312-701-7711
                         Attention:  Scott J. Davis

          or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

                    Section 9.4  Governing Law.  This Agreement
          shall be governed by and construed in accordance with the law of the State of Delaware, without regard to the principles of conflicts of law thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to jurisdiction of the courts of the State of Delaware and of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such Delaware Courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

                    Section 9.5  Parties in Interest.  This
          Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.7 nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

                    Section 9.6  Remedies.  The parties hereto
          agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Notwithstanding anything to the contrary contained herein, the Company's exclusive remedy for Parent's or Acquisition's breach of Section 6.15 shall be an action for monetary damages.

                    Section 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid and unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

                    Section 9.8  Descriptive Headings.  The
          descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                    Section 9.9 Certain Definitions. For purposes of this Agreement, the term:

                    (a)  "affiliate" of a person means a person
          that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;

                    (b) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

                    (c) "generally accepted accounting principles" shall mean the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case applied on a basis consistent with the manner in which the audited financial statements for the fiscal year of the Company ended December 31, 1994 were prepared;

                    (d) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

                    (e)  "subsidiary" or "subsidiaries" of any
          person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity; provided, that Carderm Capital L.P., a Delaware limited partnership, shall be deemed a subsidiary of the Company for all purposes under this Agreement.

                    Section 9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                    IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

                                   HOECHST CORPORATION

                                   By: /s/ Harry R. Benz
                                        Name:  Harry R. Benz
                                        Title: Secretary and Treasurer

                                   H PHARMA ACQUISITION CORP.

                                   By: /s/ Klaus Schmieder
                                        Name:  Klaus Schmieder
                                        Title: Vice President and
                                               Treasurer

                                   MARION MERRELL DOW INC.

                                   By: /s/ Fred W. Lyons, Jr.
                                        Name:  Fred W. Lyons, Jr.
                                        Title: Chairman and Chief
                                               Executive Officer

                                   THE DOW CHEMICAL COMPANY

                                   By: /s/ Enrique C. Falla
                                        Name:  Enrique C. Falla
                                        Title: Executive Vice
                                               President and Chief
                                               Financial Officer